Exhibit 32

Certification Pursuant to 18 U.S.C. Sec. 1350

(Section 906 of the Sarbanes – Oxley Act of 2002)

In connection with the filing by CKX Lands, Inc. (the “Company”) of the Annual Report on Form 10-K for the year ending December 31, 2007 (the “Report”), each of the undersigned hereby certifies, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 5, 2008	/s/ Arthur Hollins, III
Arthur Hollins, III
President and Chief Executive Officer

March 5, 2008	/s/ Brian R. Jones
Brian R. Jones
Treasurer and Chief Financial Officer